Form of Fully Registered _____% Debentures

                             due ____________, 20___


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


NO.                                                                $ ______
    ----------------                                                --------

                               ALLTEL Corporation

                  _____% Debenture due _______________, 20___

         ALLTEL Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to , or registered assigns, the principal sum of DOLLARS on __________________, 20___, at the office or agency of the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, in such coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, from the March 15 or September 15, next preceding the date of authentication hereof to which interest has been paid (unless the date of authentication is a March 15 or September 15 to which interest has been paid, in which case from the date of authentication; or unless the date of authentication hereof is on or prior to September 15, 1998 in which case from ____________________, 1998; or unless the date of authentication hereof is between the close of business on March 1 or September 1, as the case may be, and the following March 15 or September 15, respectively, in which case from such March 15 or September 15; provided, however, that if the Company shall default in payment of the interest due on such March 15 or September 15, then from the next preceding March 15 or September 15, to which interest has been paid or, if no interest has been paid on the Debentures, from _________________, 1998) semi-annually on March 15 or September 15 in each year, until payment of said principal sum has been made. The interest so payable on any March 15 or September 15 will, subject to certain exceptions hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such March 15 or September 15 whether or not such March 1 or September 1 is a business day. If and to the extent the Company shall default in the payment of the interest on a March 15 or September 15, such defaulted interest shall be paid to the persons in whose names the Debentures are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Debentures not less than 15 days preceding such subsequent record date, such subsequent record date not to be less than five days preceding the date of payment of such defaulted interest.

         This ____% Debenture due _____________________, 20____ is one of a duly authorized issue of debentures (hereinafter called the "Debentures") of the series hereinafter specified (all of the debentures, notes or other evidences of indebtedness issued under the Indenture hereinafter mentioned herein called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of January 1, 1987, as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 1, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996 and a Ninth Supplemental Indenture dated as of _______________________, 1998 (said Indenture, as supplemented herein, referred to as the "Indenture"), duly executed and delivered between the Company and Chase Manhattan Trust Company, National Association, successor to Mellon Bank, F.S.B., successor to Key Bank, National Association, as successor to Society National Bank, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may as between different series and within a given series mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the _____% Debentures due ___________________, 20____ of the Company issued in the aggregate principal amount of $______________________.

          In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the holders of a majority in aggregate principal amount of the Debentures. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time may waive, on behalf of the holders of all of the Debentures, any existing default with respect to the Debentures and its consequences, except a default in the payment of the principal of or interest on any of the Securities.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the majority in principal amount of the outstanding Securities of each Series to be affected (with each Series voting as a class), to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities without the consent of each Securityholder affected; provided, however, that without the consent of the Securityholder affected, an amendment or waiver may not reduce the amount of Securities whose holders must consent to an amendment or waiver, or change the rate of or change the time for payment of interest on any Security, or change the principal of or change the fixed maturity of any Security, or reduce any premium payable upon the redemption of any Security, or waive a default in the payment of principal of and premium, if any, and interest on any Security, or make any Security payable in money other than that stated in the Security, or impair the right to institute suit for the enforcement of any payment on or with respect to any Security.

          Any such consent or waiver by the registered holder of this Debenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture or such other Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Debentures are issuable as fully registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, City of New York, State of New York, or at such other location or locations as may be provided for pursuant to the Indenture, and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without payments of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

          The Debentures will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in each case accrued interest thereon to the date of redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed.

         No Sinking Fund is provided for the Debentures.

          The Company will not pay additional amounts in respect of taxes or similar charges withheld or deducted on the Debentures held by a person who is not a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          Upon surrender of this Debenture, the transfer of this Debenture is registrable by the registered holder hereof in person or by his attorney duly authorized in writing on the registry books of the Company in the Borough of Manhattan, City of New York, State of New York, or any other location or locations as may be provided for pursuant to the Indenture, subject to the terms of the Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange herefor.

          Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the person in whose name this Debenture shall be registered upon the registry books of the Company as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal or premium, if any, hereof, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability on this Debenture to the extent of the sum or sums so paid.

          No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on a or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part or the consideration for the issue hereof, expressly waived and released.
          All terms used in this Debenture which are defined in the Indenture shall have the respective meanings ascribed to them therein.

          As provided in the Indenture, this Debenture shall for all purposes be governed by and construed in accordance with the laws of the State of Ohio.

          The Debentures constitute senior indebtedness of the Company superior in right of payment to the Company's subordinated indebtedness.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee referred to on the reverse hereof.

          IN WITNESS WHEREOF, ALLTEL Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________________, 1998
                                                      ALLTEL CORPORATION


                                                      By: /S/ Joe T. Ford
                                                          Joe T. Ford
                                                          Chairman and Chief
                                                            Executive Officer

[Corporate Seal]

Attest:




Francis X. Frantz
Secretary



                      Form of Certificate of Authentication

         This is one of the Securities referred to in the within-mentioned Indenture.

                                                  CHASE MANHATTAN TRUST COMPANY,
                                                    NATIONAL ASSOCIATION, as
                                                     Trustee



                                                   By:
                                                       Authorized Officer